SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMPUTER PROGRAMS AND SYSTEMS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

Delaware	74-3032373

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6600 Wall Street
Mobile, Alabama	36695

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-84726

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not applicable.	Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The registrant is registering shares of Common Stock, par value $.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-84726) that was originally filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2002 (as amended, the “Registration Statement”). Reference is made to the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such Registration Statement and all amendments thereto are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2.    Exhibits.

The following exhibits are filed (or incorporated herein by reference) as part of this registration statement.

Exhibit No.	Exhibit Description

1.	Certificate of Incorporation of the registrant (incorporated herein by reference to exhibit 3.4 to the Registration Statement)

2.	Bylaws of the registrant (incorporated herein by reference to exhibit 3.6 to the Registration Statement)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By: /s/ David A. Dye
David A. Dye
President and Chief Executive Officer
Dated: May 3, 2002